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                                                                   EXHIBIT 11(a)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use of our name and to the reference to our firm under the caption "Independent Accountants" in the Statement of Additional Information included in Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A of M.S.D. & T. Funds, Inc. (File Nos. 33-27491 and 811-5782) under the Securities Act of 1933 and the Investment Company Act of 1940, respectively, as amended.



/s/ Coopers & Lybrand L.L.P.
-----------------------------
Coopers & Lybrand L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 12, 1997